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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 15, 2006

                               ERF WIRELESS, INC.
              (Exact name of registrant as specified in its charter

          Nevada                     000-27467                  76-0196431
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

         2911 SOUTH SHORE BOULEVARD, SUITE 100, LEAGUE CITY, TEXAS 77573
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2006, ERF Wireless, Inc. ("ERFW" or "Buyer") entered into a definitive agreement to acquire assets from Southwest Enhanced Network Services, LP, (dba The Door to the Internet, "The Door" or "Seller").

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 15, 2006, ERFW completed the purchase of assets from Southwest Enhanced Network Services, LP (the "Business"). The assets purchased include substantially all of the assets associated with the fixed wireless broadband Internet operations of The Door including the current customer base, FCC licensed spectrum, inventory, equipment, contract rights, vehicles , Internet address space, a 37-mile fiber optic cable route from Lubbock to Oakley, Texas, general intangibles and wireless broadband equipment infrastructure comprising the network that covers approximately 25,000 square miles in a geographic area adjacent to the Lubbock, Texas and surrounding Texas Panhandle communities and certain New Mexico communities including Roswell, Hobbs and Lovington. ERFW's plan is to integrate the assets into the ERF Wireless Bundled Services, Inc. subsidiary.

The asset purchase agreement required ERFW to pay Southwest Enhanced Network Services, LP an amount equal to $1.00 plus the assumption of certain operating lease liabilities aggregating $1,195,745. These liabilities include all of the:
(i) liabilities and obligations arising in connection with the Business, including all Assumed Leases, except for the ones where a consent cannot be obtained for assignment; (ii) all of the contracts and agreements associated with the Business; (iii) certain billings in excess of earnings (customer prepayments) and (iv) liabilities for any interruption of service to customers that occurs when the related Assets are transferred to Buyer or in any conversion process pursued by Buyer and Seller as part of the transfer of the Subject Assets. At the time of the transaction, there were no material relationships between the Seller and ERFW or any of its affiliates, or any director or officer of ERFW, or any associate of any such officer or director.

Additionally, Seller agreed to pay Buyer $825,000 ("the Assumption Cost"); with $500,000 due at Closing and the remaining $325,000, due on February 28, 2007, as consideration for the Buyer agreeing to accept the Assumed Liabilities. The amount of the Assumption Cost is based on the intention of the parties that all of the Assumed Leases requiring consent for assignment will be properly assigned with the Buyer. Seller agreed to use commercially reasonable efforts to obtain all necessary written consents to assignment within 60 days after the Closing Date. For each Assumed Lease for which consent is not obtained, the Assumption Cost shall be reduced accordingly.

A copy of the asset purchase agreement and ERFW's press release announcing the closing of the acquisition of The Door are included as exhibits to this report.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of the business acquired and pro forma financial information will be filed by amendment within the time limits prescribed by Form 8-K.

(d) EXHIBITS.

Exhibit 10.20 Asset Purchase Agreement dated December 15,2006, between ERF Wireless, Inc., a Nevada corporation,
                     ERF Wireless Bundled Services, Inc., a Texas corporation, and Southwest Enhanced Network Services, LP.

Exhibit 99.1 Press release dated December 20, 2006 announcing the completion of the Amended and Restated Asset Purchase Agreement to acquire virtually all of the Assets of The Door

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2006

/S/ DR. H. DEAN CUBLEY
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DR. H. DEAN CUBLEY
CHIEF EXECUTIVE OFFICER

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